EXHIBIT 24.1
               Consent of Ernst & Young, LLP
                   Independent Auditors

      We  consent  to the reference to our firm  under  the
caption  "Experts" in the Registration Statement (Form  S-3
No. 33-_____) and related Prospectus of Electrosource, Inc.
for  the registration of 806,092 shares of its common stock
and to the incorporation by reference therein of our report
dated  March  8, 1996, except for Note O, as to  which  the
date  is  March  18, 1996, with respect  to  the  financial
statements and schedule of Electrosource, Inc. included  in
its  Annual Report (Form 10-K) for the year ended  December
31,   1995,   filed  with  the  Securities   and   Exchange
Commission.

                                        /s/
                                   Ernst & Young LLP
Austin, Texas
May 22, 1996